Exhibit 99.3

Q3 CONTRACTING, INC.

COMBINED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2010 AND 2009

Q3 CONTRACTING, INC.

INDEPENDENT AUDITOR’S REPORT

To the Shareholders and Members

Q3 Contracting, Inc.

Little Canada, Minnesota

We have audited the accompanying combined balance sheet of Q3 Contracting, Inc. (formerly known as Quality Restoration Services, Inc.) and Quality Real Estate Partners, LLC (the Company) as of December 31, 2010 and the related combined statements of income, shareholders’ and members’ equity, and cash flows for the year then ended.  We have also audited the accompanying combined balance sheet of Quality Restoration Services, Inc. and Variable Interest Entity, Quality Underground Services, Inc., and Utility Resources, Inc. as of December 31, 2009 and the related combined statements of income, shareholders’ and members’ equity, and cash flows for the year then ended.  These combined financial statements are the responsibility of the Company’s and Quality Real Estate Partners, LLC’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 2010 combined financial statements referred to above present fairly, in all material respects, the financial position of Q3 Contracting, Inc. and Quality Real Estate Partners, LLC as of December 31, 2010 and the results of their combined operations and their combined cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.  Also, in our opinion, the 2009 combined financial statements present fairly, in all material respects, the financial position of Quality Restoration Services, Inc. and Variable Interest Entity, Quality Underground Services, Inc., and Utility Resources, Inc.  as of December 31, 2009 and the results of their combined operations and their combined cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, on January 1, 2010, Quality Restoration Services, Inc. changed its name to Q3 Contracting, Inc.  Additionally, on January 1, 2010, Quality Underground Services, Inc. was merged into Q3 Contracting, Inc. and Utility Resources, Inc. was liquidated.

/s/  Moquist Thorvilson Kaufmann Kennedy & Pieper LLC

Edina, Minnesota

April 25, 2011

Q3 CONTRACTING, INC.

COMBINED BALANCE SHEETS

December 31, 2010 and 2009

	2010	2009
ASSETS

Current assets:
Cash	$119,034	$67,400
Accounts receivable - trade, less allowance for doubtful accounts of approximately $36,000 and $26,700 in 2010 and 2009, respectively	5,987,963	5,960,483
Unbilled receivables	1,247,088	118,618
Other receivables	266,663	—
Prepaid expenses	42,738	161,254
Employee and shareholder advances	5,852	9,983

Total current assets	7,669,338	6,317,738

Property and equipment, net	7,512,807	6,837,925

Other assets	193,960	88,530

Total assets	$15,376,105	$13,244,193

See Notes to Combined Financial Statements.

Q3 CONTRACTING, INC.

COMBINED BALANCE SHEETS

December 31, 2010 and 2009

	2010	2009
LIABILITIES AND SHAREHOLDERS’ AND MEMBERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$1,415,368	$517,054
Current portion of capital lease obligations	46,782	93,257
Accounts payable	1,425,890	1,702,340
Accrued liabilities - wages and vacation	1,333,649	806,696
Accrued liabilities - other	1,149,568	338,155

Total current liabilities	5,371,257	3,457,502

Long-term liabilities
Revolving credit facility	156,195	729,876
Capital lease obligations, less current portion	12,028	61,723
Notes payable - related party	725,000	800,000
Long-term debt, less current portion	143,052	1,558,420

Total long-term liabilities	1,036,275	3,150,019

Total liabilities	6,407,532	6,607,521

Shareholders’ and members’ equity:
Voting stock	3	4
Nonvoting stock	121	185
Additional paid in capital	559,873	559,873
Retained earnings	7,255,691	5,065,798
Members’ equity	1,152,885	1,010,812

Total shareholders’ and members’ equity	8,968,573	6,636,672

Total liabilities and shareholders’ and members’ equity	$15,376,105	$13,244,193

See Notes to Combined Financial Statements.

Q3 CONTRACTING, INC.

COMBINED STATEMENTS OF INCOME

Years Ended December 31, 2010 and 2009

	2010		2009
		Percent		Percent
	Amount	of sales	Amount	of sales

Sales	$66,452,001	100.0%	$48,684,786	100.0%

Cost of sales	54,473,717	82.0	39,986,903	82.1

Gross margin	11,978,284	18.0	8,697,883	17.9

Operating expenses	6,187,904	9.3	5,685,954	11.7

Operating income	5,790,380	8.7	3,011,929	6.2

Other income (expense):
Other income	17,717	—	27,626	0.1
Interest expense	(216,405)	(0.3)	(207,518)	(0.4)

Total other expense	(198,688)	(0.3)	(179,892)	(0.3)

Income from continuing operations	5,591,692	8.4	2,832,037	5.9

Discontinued operations:
Income from operations of discontinued Locating Services Division	—	—	55,180	0.1

Net income	$5,591,692	8.3%	$2,887,217	6.0%

See Notes to Combined Financial Statements.

Q3 CONTRACTING, INC.

COMBINED STATEMENTS OF CHANGES IN SHAREHOLDERS’ AND MEMBERS’ EQUITY

Years Ended December 31, 2010 and 2009

	Quality Restoration Services, Inc., Quality Underground Services, Inc., and Utility Resources, Inc. through December 31, 2009 and Q3 Contracting, Inc. as of January 1, 2010						Quality Real Estate
	Voting stock		Nonvoting stock		Additional		Partners, LLC Members’
	Number		Number		paid-in	Retained	Equity
	of shares	Amount	of shares	Amount	capital	earnings	Units	Amount	Total

Balances, December 31, 2008	484	$5	21,313	$212	$727,108	$4,025,428	750	$1,140,186	$5,892,939

Redemption of stock	(63)	(1)	(2,770)	(27)	(167,235)	(667,737)	(97)	(215,000)	(1,050,000)

Distributions	—	—	—	—	—	(1,093,484)	—	—	(1,093,484)

Net income	—	—	—	—	—	2,801,591	—	85,626	2,887,217

Balances, December 31, 2009	421	4	18,543	185	559,873	5,065,798	653	1,010,812	6,636,672

Distributions	—	—	—	—	—	(3,259,791)	—	—	(3,259,791)

Liquidation of URI	(124)	(1)	(6,401)	(64)	—	65	—	—	—

Net income	—	—	—	—	—	5,449,619	—	142,073	5,591,692

Balances, December 31, 2010	297	$3	12,142	$121	$559,873	$7,255,691	653	$1,152,885	$8,968,573

See Notes to Combined Financial Statements.

Q3 CONTRACTING, INC.

COMBINED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2010 and 2009

	2010	2009
Cash flows from operating activities:
Net income	$5,591,692	$2,887,217
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation	1,556,838	1,468,462
Provision for allowance for doubtful accounts	9,228	(83,210)
Gain on sale of equipment	(81,339)	(193,613)
Changes in operating assets and liabilities:
Accounts receivable - trade	(36,708)	(950,497)
Unbilled receivables	(1,128,470)	—
Other receivables	(266,663)	425,000
Prepaid expenses	118,516	226,461
Employee and shareholder advances	4,131	4,611
Other assets	(105,430)	(54,690)
Accounts payable	(276,450)	(112,559)
Accrued liabilities - wages and vacation	526,953	52,815
Other current liabilities	811,413	(66,465)

Net cash flows provided by operating activities	6,723,711	3,603,532

Cash flows from investing activities:
Partial proceeds from transfer of investment to shareholders	—	100
Proceeds from sale of property and equipment	148,180	264,440
Purchases of property and equipment	(2,298,561)	(1,333,264)

Net cash flows used in investing activities	(2,150,381)	(1,068,724)

Cash flows from financing activities:
Principal payments on long-term debt	(517,054)	(1,077,516)
Proceeds from issuance of long-term debt	—	200,000
Net repayments on revolving credit facility	(573,681)	(339,323)
Repayments on notes payable - related party	(75,000)	(95,297)
Proceeds from issuance of notes payable - related party	—	65,297
Repayments on capital lease obligations	(96,170)	(105,954)
Payments on redemption of common stock and members’ units	—	(250,000)
Distributions	(3,259,791)	(1,036,199)

Net cash flows used in financing activities	(4,521,696)	(2,638,992)

Net increase (decrease) in cash	51,634	(104,184)

Cash, beginning of year	67,400	171,584

Cash, end of year	$119,034	$67,400

See Notes to Combined Financial Statements.

Q3 CONTRACTING, INC.

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2010 and 2009

1                                         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OTHER INFORMATION

Nature of Business

On January 1, 2010, Quality Restoration Services, Inc. (QRS) changed its name to Q3 Contracting, Inc., QRS merged with Quality Underground Services, Inc. (QUS) surviving as Q3 Contracting, Inc. and Utility Resources, Inc. (URI) was liquidated.

Q3 Contracting, Inc., the Company, is a Minnesota S-corporation that provides surface restoration services, including asphalt, concrete, sod, seeding and construction warning signs primarily in the Upper Midwest region of the United States.

Quality Real Estate Partners, LLC (QREP), owns the real estate that is used in the Company’s operation in Little Canada, Minnesota.

Basis of Presentation

Combination Policy

Prior to January 1, 2010, the financial statements of QUS and URI were combined with the financial statements of QRS and its variable interest entity, QREP.

Variable Interest Entity

Generally accepted accounting principles requires related parties to determine the existence of variable interest entities and the potential need to consolidate the financial statements of such entities with their primary beneficiary.  The Company determined that QREP is a variable interest entity, however, the Company is not deemed to be the primary beneficiary of QREP and consequently consolidation is not required under this accounting treatment.  However, due to bank requirements, the Company has included the financial statements of QREP in the combined financial statements of the Company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include valuation allowances for accounts receivable, and accounting for amortization and depreciation.  Actual results could vary from the estimates that were used.

Q3 CONTRACTING, INC.

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2010 and 2009

Concentrations of Risk

Cash Deposits in Excess of Federally Insured Limits

The Company and QREP maintain cash balances at one financial institution.  The accounts are insured by the Federal Deposit Insurance Corporation up to varying amounts.  The Company and QREP did not have any uninsured cash balances at December 31, 2010.

Credit Risk

Financial instruments which potentially expose the Company and QREP to concentrations of credit risk consist primarily of trade accounts receivable.

Major Customer

The Company had one customer in 2010 and 2009 that comprised approximately 59% and 72% of its sales, respectively, and 57% and 59% of its trade accounts receivable at December 31, 2010 and 2009, respectively.

Labor Force

A majority of the Company’s labor force is covered by collective bargaining agreements which expire at various times beginning in May 2011 through December 2013.

Fair Value of Financial Instruments

The Company’s and QREP financial instruments consist of cash, accounts and unbilled receivables, accounts payable, accrued expenses and notes payable.  Pursuant to generally accepted accounting principles, the Company and QREP are required to estimate the fair value of all financial instruments at the balance sheet date.  The Company and QREP consider the carrying values of its financial instruments in the financial statements to approximate fair value due to their short-term nature.

During the year ended December 31, 2010, there were no impairments of assets or liabilities measured at fair value on a nonrecurring basis subsequent to their initial recognition.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company and QREP considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Q3 CONTRACTING, INC.

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2010 and 2009

Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the existing accounts receivable. The Company determines the allowance based on historical write-off experience.  Past due balances over 90 days are reviewed individually for collectability.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Equipment Financing

The Company finances equipment from time to time on an interest free basis.  The Company imputes interest on the financed equipment and amortizes the interest over the life of the loan if the face amount of the loan does not approximate the cash sales price of the financed equipment.

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method.  Estimated useful lives of the assets are:

Buildings and leasehold improvements	39 years
Furniture and fixtures	3-8 years
Equipment	5-8 years

Costs related to maintenance and repairs are charged to expense as incurred.  The cost and accumulated depreciation of property and equipment retired or otherwise disposed of are removed from the related accounts and any resulting gain or loss is charged or credited to operations.

Long-Lived Assets

The Company and QREP periodically assess the recoverability of long-lived assets, such as property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets, to be held and used, is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment loss would be recognized.  The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds the fair value of the asset.

Q3 CONTRACTING, INC.

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2010 and 2009

Revenue Recognition

The Company generally has two types of arrangements with customers based on a unit of measurement and an agreed-upon price per unit (a unit consists of hours, feet or yards).

Defined Arrangements

Under a defined arrangement, the Company and the customer agree on a defined scope of work at an agreed-upon total project fee.  The pricing under this arrangement is based on a specific number of units at a specific unit price.  Revenues are billed and recognized as work progresses and there are no significant continuing obligations to the Company after the unit is completed.

If, however, the units delivered exceed the originally agreed-to number, such excess is billed outside the scope of the agreed-upon fee at the same price as in the original contract.  The Company’s policy is to not recognize revenue on additional billings should there be indications that collectability is not reasonably assured.

Open Arrangements

Open arrangements are similar to defined arrangements except that there is no defined number of units, rather the contract stipulates a specified price and the customer is billed based on number of units delivered.  Revenues are billed and recognized as each unit is completed and there are no significant continuing obligations to the Company after the unit is completed.

Unbilled Receivables

Unbilled receivables represent work on jobs in process that has been completed but not invoiced. Unbilled receivables were $1,247,088 and $118,618 at December 31, 2010 and 2009, respectively.

Advertising

Advertising costs are expensed when incurred and totaled $41,220 and $106,615 in 2010 and 2009, respectively.

Income Taxes

The shareholders of the Company have elected to be treated as an S-corporation.  The members of QREP have elected to be treated as a limited liability company.  Under the provisions of the Internal Revenue Code, profits and losses are passed directly to the shareholders/members of these entities for inclusion in their personal returns.  Accordingly, no provision or liability for income taxes has been included in these financial statements.

Q3 CONTRACTING, INC.

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2010 and 2009

The Company accounts for income taxes pursuant to Financial Accounting Standards Board guidance.  This guidance prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return.  For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities.  The Company’s adoption on January 1, 2009 of the provisions specifically related to uncertain tax positions resulted in no cumulative effect adjustment.  The Company believes its income tax filing positions and deductions will be sustained upon examination and, accordingly, no reserves or related accruals for interest and penalties have been recorded at December 31, 2010 and 2009.  In accordance with the guidance, the Company has adopted a policy under which, if required to be recognized in the future, interest related to the underpayment of income taxes will be classified as a component of interest expense and any related penalties will be classified in operating expenses in the statements of operations.  The Company has three open years of tax returns subject to examination.

2                                         DISCONTINUED OPERATIONS

In November 2008, the Company made the decision to discontinue its Locating Services Division (Locating).  In connection therewith, on November 12, 2008, the Company’s Board of Directors approved the terms under which management was authorized to negotiate and sign an agreement to sell certain contracts of the Locating Services Division for a total consideration of $425,000.

The decision to discontinue the Locating Services Division was as a result of the Company’s decision to focus on restoration and underground services to increase shareholder value.

The Company sold dedicated assets of the Locating Services Division throughout 2009 for an approximate gain of $82,500, which was included in discontinued operations on the combined statement of income for the year ended December 31, 2009.  The remaining Locating assets were transferred to QUS in 2009 at carrying value, $224,855 which approximates fair value.

The operating results of the discontinued operations are summarized as follows for the fiscal years ended December 31:

	2010	2009

Revenue	$—	$66,882
Cost of sales	—	11,702

Gross margin	—	55,180

Operating expenses	—	—

Income from discontinued operations	$—	$55,180

Q3 CONTRACTING, INC.

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2010 and 2009

3                                         PROPERTY AND EQUIPMENT

Property and equipment is as follows at December 31:

	2010	2009

Furniture and equipment	$10,865,705	$10,175,089
Vehicles	4,041,740	4,039,633
Building and leasehold improvements	1,727,247	1,722,581
Land	1,344,451	1,344,451

	17,979,143	17,281,754
Less accumulated depreciation	(10,466,336)	(10,443,829)

Property and equipment, net	$7,512,807	$6,837,925

Depreciation expense was $1,556,838 and $1,453,025 for the year ended December 31, 2010 and 2009, respectively.

4                                         PROVISION FOR SELF-INSURANCE INDEMNIFICATION LOSSES

The Company had a noncontrolling financial interest in The Foundation Group, Ltd. (TFG), a privately held company.  TFG is a licensed captive insurance company providing reinsurance for automobile property damage, automobile liability, general liability and workers compensation for its shareholders.

On March 25, 2009, the Company ceased insurance coverage with the TFG.  The Company switched to a traditional insurance provider effective April 1, 2009.  The Company has transferred its investment and obligation for any claims or assessments in excess of the coverage described above to the shareholders of the Company.  In the event the Company is required to indemnify TFG for losses, the shareholders will reimburse the Company.

Q3 CONTRACTING, INC.

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2010 and 2009

5                                         ACCRUED LIABILITIES

Accrued liabilities are as follows at December 31:

	2010	2009

Bonuses	$578,000	$411,000
Wages	424,772	174,761
Payroll taxes	226,622	89,724
Vacation	95,771	97,711
Other payroll	8,484	33,500

Total accrued liabilities - wages and vacation	$1,333,649	$806,696

Workers compensation	$680,288	$12,475
Other accrued liabilities	469,280	268,395
Captive insurance distribution	—	57,285

Total accrued liabilities - other	$1,149,568	$338,155

6                                         DEBT

In October 2006, the Company entered into a Credit Agreement with a bank that provides for three loan commitments:  Revolving Credit Facility, Term Loan Facility, and Real Estate Loan Facility.  The Revolving Credit Facility expires in April 2012 and allows for borrowings of up to $7,000,000 provided the Company has sufficient receivables and equipment to support this amount.  The monthly interest for the Revolving Credit Facility is based on the 30-day LIBOR Rate (0.26% at December 31, 2010) plus 2.5%; but not to be less than 4.25%.  The Term Loan Facility allows for borrowing of up to $3,000,000 through October 2011 and the Real Estate Loan Facility provides for a $1,858,000 loan.  The Term Loan and Real Estate Loan mature in October 2011.  The monthly interest rate for these loans is based on the 30-day LIBOR Rate (0.26% at December 31, 2010) plus 2.0%.

A commitment fee of 0.125% per annum will be charged and payable quarterly on the entire indebtedness under the Credit Agreement.  All debt under the Credit Agreement is secured by the personal guarantees of two of the shareholders/members and a security interest in substantially all of the assets of the Company.  Additionally, as further security on the Real Estate Loan, QREP executed a mortgage granting the bank a first priority lien on the real property known as the land and buildings located in Little Canada, Minnesota.

Q3 CONTRACTING, INC.

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2010 and 2009

The Company has a Supplemental Revolving Loan Facility under an amendment to the original credit agreement.  The maximum amount of advances allowed is $3,500,000 and the balance is due by March 31, 2011.  The monthly interest rate for the loan is based on the 30-day LIBOR Rate plus 3.0%; but not less than 4.25%.  At December 31, 2010, the total outstanding balance on the Supplemental Revolving Loan Facility was $0.

The Credit Agreement contains various affirmative and negative financial covenants including: maximum capital expenditures, cash flow leverage ratio, minimum tangible net worth, and limitation on dividends paid to shareholders/members.  As of December 31, 2010, the Company was in compliance with all financial covenants.

At December 31, 2010, the total outstanding balance on the Revolving Credit Facility was $156,195, while the additional availability as calculated under the Credit Agreement’s provision was $6,843,805.

Below is a summary of the term loans outstanding at December 31:

	2010	2009

Real Estate Loan with a bank requiring monthly payments of $10,583 including interest at LIBOR plus 2.0% (2.26% at December 31, 2010). Remaining principal and interest are due at maturity in October 2011.	$1,339,504	$1,466,504

Unsecured notes payable to a shareholder, maturing on July 15, 2018, payable in 27 quarterly installments beginning on January 15, 2012 in an amount necessary to fully amortize the remaining principal balance plus any unpaid accrued interest. Interest is accrued at the prime rate (3.25% at December 31, 2010) and payments are adjusted annually on January 15th.	725,000	800,000

Unsecured note payable to former shareholder, maturing in October 2013, payable in monthly installments of $3,024 including interest at the Prime rate (3.25% at December 31, 2010). Payments are adjusted annually in October for interest.	122,550	154,297

Q3 CONTRACTING, INC.

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2010 and 2009

	2010	2009

Note payable to Kubota, maturing April 2013, payable in monthly installments of $956 with no interest and secured by equipment.	26,777	38,253

Note payable to Kubota, maturing April 2013, payable in monthly installments of $956 with no interest and secured by equipment.	26,777	38,253

Note payable to Kubota, maturing April 2013, payable in monthly installments of $666 with no interest and secured by equipment.	18,652	26,645

Note payable to Kubota, maturing April 2013, payable in monthly installments of $666 with no interest and secured by equipment.	18,652	26,645

Note payable to Kubota, maturing April 2012, payable in monthly installments of $344 with no interest and secured by equipment.	5,508	9,639

Term Loan with a bank, interest payable monthly and principal payments of $100,000 due on the last day of July, August, September, October, November and December of each year.	—	287,194

Note payable to Caterpillar, matured January 2010, payable in monthly installments of $1,015 with no interest and secured by equipment.	—	1,015

Note payable to Caterpillar, matured May 2010, payable in monthly installments of $2,759 including interest at 3.44% and secured by equipment.	—	9,898

Q3 CONTRACTING, INC.

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2010 and 2009

	2010	2009

Note payable to Microsoft, matured September 2010, payable in monthly installments of $1,981 including interest at 9.63% and secured by software.	—	17,131

	2,283,420	2,875,474
Less current portion	(1,415,368)	(517,054)

Long-term portion	$868,052	$2,358,420

Future maturities of long-term debt are as follows:

Years ending December 31,

2011	$1,415,368
2012	130,743
2013	167,534
2014	144,380
2015	425,395

Total	$2,283,420

7                                         COMMITMENTS AND CONTINGENCIES

Standby Letter of Credit/Bonding

As a requirement of the captive insurance arrangement discussed in Note 5, the Company has a $1,073,000 standby Letter of Credit available through March 31, 2012.   The beneficiary of the Letter of Credit is Royal Bank of Canada, Miami Agency.

Operating Leases

The Company has various leases for storage and office space with monthly payments ranging from $200 to $34,000 plus a proportionate share of real estate taxes, maintenance and insurance costs.  The leases have expiration dates ranging from September 2011 to November 2015.  The Company also has various operating leases for equipment with monthly payments ranging from $203 to $34,008.  The leases have expiration dates ranging from January 2011 to December 2014.

Q3 CONTRACTING, INC.

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2010 and 2009

Future minimum lease payments are as follows for the years ending December 31:

	Real Estate	Equipment	Total

2011	$234,884	$4,165,526	$4,400,410
2012	166,044	3,763,381	3,929,425
2013	119,000	3,374,986	3,493,986
2014	88,000	2,063,231	2,151,231
2015	—	804,336	804,336

Total	$607,928	$14,171,460	$14,779,388

Rent expense was as follows for the years ended December 31:

	2010	2009

Equipment	$3,675,204	$2,002,280
Real estate	386,282	249,792

Total	$4,061,486	$2,252,072

Capital Leases

The Company leases various equipment and trucks under agreements that are classified as capital leases. The equipment is leased under agreements which expire from July 2011 through July 2012 with various interest rates.   Property held under the leases had a total cost of $277,614 and accumulated depreciation of $218,866 and $202,469 at December 31, 2010 and 2009, respectively.

Q3 CONTRACTING, INC.

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2010 and 2009

Future minimum lease payments are as follows:

Year ending December 31, 2010:
Total minimum lease payments	$59,611
Less amounts representing interest	(801)

Present value of capital lease obligation	58,810
Less current portion	(46,782)

Long-term portion	$12,028

Years ending December 31,

2011	$46,782
2012	12,028

Total	$58,810

Non-Compete Obligations

During 2000, the Company entered into a shareholder stock redemption agreement.  In conjunction with this agreement, the Company entered into a twenty year non-compete agreement with a former shareholder requiring annual payments of $135,000 through 2019.  The amount outstanding can be prepaid at any time at a 9% discount.  The present value (based on a discount rate of 9%) at December 31, 2010 is $858,492.

On January 1, 2003, a second stock redemption agreement was entered into with a different former shareholder.  In conjunction with this agreement, the Company entered into a ten year non-compete agreement requiring monthly payments of $5,456 beginning February 2004 and ending October 2014.  The amount outstanding can be prepaid at anytime during the non-compete period at a 7% discount.  The present value (based on a discount rate of 7%) at December 31, 2010 is $160,597.

On August 1, 2009, the Company entered into a third stock redemption agreement (Note 10).  In conjunction with this agreement, the Company entered into a seven year non-compete agreement with a third former shareholder requiring monthly payments of approximately $13,800 beginning August 15, 2009 for 29 months through December 15, 2011 totaling $400,000, which is being expensed on a straight-line basis over the seven year non-compete period.  The amount outstanding can be prepaid at any time.  The balance outstanding at December 31, 2010 was $165,400.

Pending and Threatened Litigation

In the ordinary course of business, the Company will from time to time be involved in threatened or actual litigation.  The Company is not aware of any asserted or unasserted claims at December 31, 2010.

Q3 CONTRACTING, INC.

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2010 and 2009

8                                         RELATED PARTIES

Shareholder Advances

In 2008, Quality Restoration Services, now Q3 Contracting Inc., sold equipment to a shareholder of the Company.  The shareholder is paying the Company for the equipment in 48 monthly installments of $344 with no interest.  At December 31, 2010, the Company has recorded the remaining balance of the shareholder advance of $5,852 in employee and shareholders advances.

During the years ended December 31, 2010 and 2009, the Company paid rent totaling $240,000 to QREP.  This rent expense has been properly eliminated in the financial statements.

9                                         RETIREMENT PLANS

Profit Sharing Plan

Effective January 1, 1996, the Company adopted a 401(k) profit sharing plan and trust.  All employees, excluding those governed by collective bargaining agreements, are eligible to participate as long as they meet the minimum age and service requirements defined by the plan.  The plan allows for voluntary employee contributions and discretionary employer contributions.  Employer contributions for 2010 and 2009 were $153,539 and $133,564, respectively.

Defined Benefit Retirement Plan

Union employees of the Company are covered by a union sponsored, Multi-Employer Defined Benefit Industry Pension Fund.  The Company contributes amounts to this pension fund in accordance with a negotiated union contract.  Contribution expense was $2,659,374 and $1,768,833 for the years ended December 31, 2010 and 2009, respectively.

Provisions of the Multi-Employer Pension Plan Amendments Act of 1980 (the Act) require participating employers to assume a proportionate share of a multi-employer plan’s unfunded vested benefits in the event of withdrawal from or termination of such plan.  Provisions of the Act may have the effect of increasing the level of contributions in future years; however, this amount is not determinable until such withdrawal or termination takes place.  Accordingly, no such liability has been recorded at December 31, 2010 or 2009.

Q3 CONTRACTING, INC.

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2010 and 2009

10                                  REDEMPTION OF SHARES OF COMMON STOCK AND MEMBER’S EQUITY UNITS

On August 1, 2009, the Board of Directors authorized the Company to redeem 2,833 shares of common stock and 97 units of member’s equity from one of the shareholders at a cost of $1,050,000 based on the agreed upon value between the Company and the shareholder.  As part of the agreement, the Company and the selling shareholder also agreed to a non-compete agreement (Note 8).

The following is a summary of the shares of common stock and member’s units that were redeemed:

		Shares	Units

QRS:	Voting Shares	25
	Nonvoting Shares	858
QUS:	Voting Shares	19
	Nonvoting Shares	956
URI:	Voting Shares	19
	Nonvoting Shares	956
QREP:	Voting Units		97
	Total	2,833	97

11                                  SHAREHOLDERS’ AND MEMBERS’ EQUITY

Capitalization

Below is a summary of common shares and member units at December 31:

			Authorized		Issued and Outstanding
		Par Value	2010	2009	2010	2009

Q3:	Voting Shares	$0.01	20,000	—	297	—
	Nonvoting Shares	0.01	180,000	—	12,142	—
QRS:	Voting Shares	0.01	—	10,000	—	173
	Nonvoting Shares	0.01	—	90,000	—	5,741
QUS:	Voting Shares	0.01	—	10,000	—	124
	Nonvoting Shares	0.01	—	90,000	—	6,401
URI:	Voting Shares	0.01	—	10,000	—	124
	Nonvoting Shares	0.01	—	90,000	—	6,401
QREP:	Voting Units	no par value	2,000	2,000	653	653

Q3 CONTRACTING, INC.

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2010 and 2009

Buy-Sell Agreement

In August 2009, the Board of Directors adopted a new buy-sell agreement where upon death, insolvency, divorce, voluntary transfer, or termination of employment of a shareholder, the remaining shareholders have the option to purchase all or any portion of the stock owned by the shareholder at a price and on such terms as provided for in the agreement. If the remaining shareholders do not exercise their option to purchase the stock, the Company then has the option to purchase all or any portion of the stock that was not purchased by the remaining shareholders at a price and on such terms as provided for in the agreement.

12                                  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest for the years ended December 31, 2010 and 2009 was $191,503 and $194,404, respectively.

In 2009, the Company issued notes payable for $800,000 in connection with the redemption of common stock and members’ units from a shareholder.

In 2009, the Company transferred certain equipment related to the discontinued operations of the Locating Services Division to QUS at carrying value, which approximates fair value of $224,855.

The Company has recorded $57,285 of distributions payable as accrued liabilities - other at December 31, 2009 related to the investment in TFG that was transferred to the shareholders of the Company in 2009 and other unpaid distributions from 2009.

13                                  RECLASSIFICATIONS

Certain amounts in the December 31, 2009 financial statements have been reclassified to conform to the December 31, 2010 presentation.  The reclassifications had no effect on the December 31, 2009 cash flows, financial position or net income, as originally reported.

14                                  SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 25, 2011, the date the financial statements were available to be issued, for potential recognition or disclosure in the financial statements